UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017 (July 12, 2017)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its direct and indirect wholly-owned subsidiaries, unless the context clearly requires otherwise.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, but are not limited to, statements regarding the anticipated impact of certain events on the Company’s financial statements. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing of information or financial statements with the Securities and Exchange Commission. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 1.01

Entry Into a Material Definitive Agreement

As reported by the Company on its Current Report on Form 8-K filed on July 5, 2017, on June 29, 2017, we entered into a Share Purchase Agreement (the “SPA”) with PRONTO VERDE A.G. (the “Seller”), relating to the purchase of one hundred percent (100%) of the share capital of FUTURIS PAPIA S.r.l., a limited liability company organized under the laws of Italy (the “SPV”), which owns and operates a 0.995 Kw plant for the production of electricity from vegetal oil located in Udine, Italy. The closing in relation to the Udine SPV (the “Closing”) was to occur no later than July 15, 2017 (the “Closing Date”).

On July 12, 2017, Blue Sphere, the Seller and Bluesphere Italy S.r.l., an Italian limited liability company and wholly-owned subsidiary of Blue Sphere, entered into an Amendment Agreement to the SPA (the “Amendment”) whereby Blue Sphere assigned all of its rights, titles or interests arising out of the SPA to Bluesphere Italy S.r.l. The parties also agreed to change the Closing Date to July 31, 2017. In light of the postponed Closing, the Amendment also provides for certain amendments and clarifications to related provisions, exhibits and annexes to the SPA including, but not limited to, modifying the date of the SPV’s interim financial statements to be used in the purchase price Closing adjustment from April 20, 2017 to June 30, 2017.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment as filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K

(d) Exhibits.

10.01

Amendment Agreement relating to the Share Purchase Agreement for the purchase of 100% of the share capital of FUTURIS PAPIA S.r.l., dated July 12, 2017, by and between Blue Sphere Corporation and Pronto Verde A.G.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: July 14, 2017	By:	/s/ Shlomi Palas
Shlomi Palas
President and Chief Executive Officer